Exhibit 10.30
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into effective as of the 31st day of May, 2002 with respect to the following:

Goran Capital Inc. ("Goran"), and Symons International Group, Inc. ("SIG"), jointly and severally, and their respective subsidiaries (collectively, the "Company") consider it essential to its best interests and the best interests of its stockholders to foster the continuous employment of its key management personnel and, accordingly, the Company desires to employ Douglas H. Symons ("Executive"), upon the terms and conditions hereinafter set forth; and

The Executive desires to continue to be employed by the Company, upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth below, the parties agree as follows:

1.     EMPLOYMENT

     1.1     Term  of  Agreement.  The  Company  agrees  to  continue  to employ
             -------------------
Executive as Chief Executive Officer and President of Goran Capital Inc. and Symons International Group, Inc. for an initial term of two (2) years, unless such employment is terminated pursuant to Section 3 below; provided, however,
                                                              --------  -------
that the term of this Agreement shall automatically be extended without further action of either party for additional one (1) year periods thereafter unless, not later than six (6) months prior to the end of the then effective term, either the Company or the Executive shall have given written notice that such party does not intend to extend this Agreement ("Notice of Non-Renewal"). If Company gives Executive such a Notice of Non-Renewal, Executive's employment shall terminate as of the expiration date of this Agreement.

1.2     Terms  of Employment.  During the term of this Agreement as set forth in
        --------------------
Section 1.1, Executive agrees to be a full-time employee of the Company and further agrees to devote substantially all of Executive's working time and attention to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities associated with Executive's positions and to use Executive's best efforts to perform faithfully and efficiently such responsibilities. Executive shall perform such duties and responsibilities as may be determined from time to time by the Board of Directors of the Company, which duties shall be consistent with the positions, which shall grant Executive authority, responsibility, title and standing comparable to Executive's positions in a stock insurance holding company of similar standing. Executive's primary place of work will be at the Company's U.S. headquarters in Indianapolis, Indiana, but it is understood and agreed that Executive's duties may require travel. In the event Executive is relocated to another Company location, the Company agrees to pay for the cost of Executive's move (including temporary lodging expenses) and to facilitate the sale of Executive's Indianapolis home so that Executive will be enabled to purchase a new home in Executive's new location that is comparable in price to Executive's existing home and have Executive's family join Executive at such new location within two (2) months of Executive's transfer or such other period as is reasonable considering market and location. Nothing herein shall prohibit Executive from devoting time to civic and community activities or managing personal investments, as long as the foregoing do not interfere with the performance of Executive's duties hereunder.

2.     COMPENSATION,  BENEFITS  AND  PREREQUISITES

     2.1     Salary.  Company  shall  pay  Executive  an annual salary, in equal
             ------
bi-weekly  installments,  in  the  amount  of  Five  Hundred  Thousand  Dollars
($500,000). Executive's salary as payable pursuant to this Agreement may be increased from time to time as mutually agreed upon by Executive and the Company. Notwithstanding any other provision of this Agreement, Executive's salary paid by Company for any year covered by this Agreement shall not be less than such salary paid to Executive for the immediately preceding calendar year. All salary and bonus amounts paid to Executive pursuant to this Agreement shall be in U.S. dollars.

     2.2     Bonus.  The  Company  and  Executive  understand and agree that the
             -----
Company expects to achieve financial improvement during the term of this Agreement and that Executive will make a material contribution to that improvement which will require certain personal and familial sacrifices on the part of Executive. Accordingly, it is the desire and intention of the Company to reward Executive for the attainment of that improvement through bonus and other means (including, but not limited to, stock options, stock appreciation rights and other forms of incentive compensation). Therefore, the Company will pay Executive a lump-sum bonus (subject to normal withholdings) within thirty
(30) business days from receipt by Company of its consolidated, annual audited financial statements in an amount which shall be determined in accordance with the following Bonus Table. All amounts used for calculation purposes in this section shall be based on the audited, consolidated financial statements of SIG (or any successor thereto), with such financial statements having been prepared in accordance with applicable generally accepted accounting principles, applied on a consistent basis with that of prior years.

                                   BONUS TABLE
                                   -----------

     If  Audited  Net                         %  of  Annual  Salary
Income  (as  a  %  of                         Payable  to  Executive
Budgeted  Net  Income)  Is                    As  Bonus
--------------------------                    ---------

     Less  Than  75%                              -0-
75%  or  more,  but  less  than  85%                    25%
85%  or  more,  but  less  than  90%                    30%
90%  or  more,  but  less  than  95%                    35%
95%  or  more,  but  less  than  96%                    50%
96%  or  more,  but  less  than  97%                    60%
97%  or  more,  but  less  than  98%                    70%
98%  or  more,  but  less  than  99%                    80%
99%  or  more,  but  less  than  100%                    90%
100%  or  more  of  budget                               100%

     2.3     Employee  Benefits.  Executive  shall  be  entitled  to receive all
             ------------------
benefits and perquisites which are provided to other executives of Company under the applicable Company plans and policies, and to future benefits and perquisites made generally available to executive employees of the Company with duties and compensation comparable to that of Executive upon the same terms and conditions as other Company participants in such plans.

     2.4     Additional Perquisites.  During the term of this Agreement, Company
             ----------------------
shall  provide  Executive  with:

     (a) Not less than five (5) weeks paid vacation during each calendar year.

(b)     A  vehicle  commensurate  with  Executive's  position.

(c) A golfing membership at various country clubs, or in the event of Executive's relocation, other comparable country club, including payment by the Company of all charges incurred by Executive at such club.

(4) A resident membership at the social club of Executive's choice, or in the event of Executive's relocation, other comparable social club, including payment by the Company of all charges incurred by Executive at such club.

     2.5     Expenses.  During the period of his employment hereunder, Executive
             --------
shall be entitled to receive reimbursement from the Company (in accordance with the policies and procedures in effect for the Company's employees) for all reasonable travel, entertainment and other business expenses incurred by him in connection with his services hereunder.

3.     TERMINATION  OF  EXECUTIVE'S  EMPLOYMENT

     3.1     Termination  of  Employment  and  Severance  Pay.  Executive's
             ------------------------------------------------
employment under this Agreement may be terminated by either party at any time for any reason; provided, however, that if Executive's employment is terminated
                 --------  -------
by the Company for any reason other than for Cause (as such term is defined herein), Executive shall receive, as severance pay an amount equal to salary plus bonus as set forth herein. Executive shall receive one (1) years current salary paid in regular bi-weekly payments (the "Salary Continuation") plus a lump sum payment equal to one (1) years current salary (the "Lump Sum Payment") plus, for a period of two (2) years following the date of termination, an annual amount equal to the average of the bonus amounts earned by the Executive for the two (2) year period preceding the date of termination. The Lump Sum Payment shall be paid to Executive within five (5) business days of Executive's termination for any reason other than for Cause. Executive and his family shall continue to be covered by Company's health and dental plan for the period of two years for the date of termination of employment upon the same terms and conditions under which Executive and his family were covered at the time of his termination. Further, if Executive shall be terminated without Cause, receipt of Salary Continuation and the Lump Sum Payment described above is conditioned upon execution by Executive and the Company of a mutual waiver and release agreement substantially in the form of Exhibit A attached hereto. Further, Executive shall receive Salary Continuation and the Lump Sum Payment in accordance with this Section 3.1 if Executive shall terminate this Agreement due to a breach thereof by the Company or if Executive is directed by the Company (including, if applicable, any successor) to engage in any act or action constituting fraud or any unlawful conduct relating to the Company or its business as may be determined by application of applicable law. If Executive shall become entitled to receive Salary Continuation pursuant to this Section 3.1; (a) all stock options of SIG and Goran (including any subsidiary of either SIG or Goran) existing as of the date hereof previously granted Executive shall vest in full and become exercisable as of the date of Executive's termination; and (b) Executive shall have not less than one hundred eighty (180) days from the date of termination of his employment with Company in which to exercise any unexercised stock options previously granted to Executive.

     3.2     Cause.  For  purposes  of this Agreement including, but not limited
             -----
to,  this  Section  3,  "Cause"  shall  mean:

(a) the Executive being convicted in the United States of America, any State therein, or the District of Columbia, or in Canada or any Province therein (each, a "Relevant Jurisdiction"), of a crime for which the maximum penalty may include imprisonment for one year or longer (a "felony") or the Executive having entered against him or consenting to any judgment, decree or order (whether criminal or otherwise) based upon fraudulent conduct or violation of securities laws;

(1) the Executive's being indicted for, charged with or otherwise the subject of any formal proceeding (criminal or otherwise) in connection with any felony, fraudulent conduct or violation of securities laws, in a case brought by a law enforcement or securities regulatory official, agency or authority in a Relevant Jurisdiction;

(2) the Executive engaging in fraud, or engaging in any unlawful conduct relating to the Company or its business, in either case as determined under the laws of any Relevant Jurisdiction; or

(3)     the  Executive  breaching  any  provision  of  this  Agreement.

     3.3     Change  of  Control.  Notwithstanding  any other provisions of this
             -------------------
Agreement,  if  (i) a Change of Control shall occur; and (ii) within twelve (12)
                                                     ---
months of any such Change of Control, Executive (a) receives a Notice of Non-Renewal, (b) is terminated for any reason other than for Cause, or (c) Company (including its successors, if any) is in breach of this Agreement, then Executive shall receive the Lump Sum Payment plus his current salary (in bi-weekly payments) as severance pay until the expiration of fifty-two (52) weeks from Executive's Date of Termination.

The receipt by Executive of payments pursuant to this Section 3.3 is specifically conditioned, and no payments pursuant to this Section 3.3 shall be made to Executive if he is, at the time of his Termination, in breach of any provision (specifically including, but not limited to, the provisions of this Agreement pertaining to non-competition and confidentiality) of this Agreement and, further, if such payments have already begun, the continuation of payments to Executive pursuant to this Section 3.3 shall cease at the time Executive shall fail to comply with the non-competition and confidentiality provisions of
Article  4  herein.

     "Change of Control" shall mean the inability of the Symons family to cause the election of a majority of the members of the Board of Directors of either Goran, SIG or their respective successors.

     3.4     Disability.  So  long  as  otherwise permitted by law, if Executive
             ----------
has become permanently disabled from performing his duties under this Agreement, the Company's Chairman of the Board, may, in his discretion, determine that Executive will not return to work and terminate his employment as provided below. Upon any such termination for disability, Executive shall be entitled to such disability, medical, life insurance, and other benefits as may be provided generally for disabled employees of Company during the period he remains disabled. Permanent disability shall be determined pursuant to the terms of Executive's long term disability insurance policy provided by the Company. If Company elects to terminate this Agreement based on such permanent disability, such termination shall be for Cause.

     3.5     Indemnification.  Executive  shall be indemnified by Company to the
             ---------------
maximum extent permitted by applicable law for actions undertaken for, or on behalf of, the Company and its subsidiaries.

4.     NON-COMPETITION,  CONFIDENTIALITY  AND  TRADE  SECRETS

     4.1     Noncompetition.  In  consideration  of  the Company's entering into
             --------------
this Agreement and the compensation and benefits to be provided by the Company to Executive hereunder, and further in consideration of Executive's exposure to proprietary information of the Company, Executive agrees as follows:

(2) Until the date of termination or expiration of this Agreement for any reason (the "Date of Termination") Executive agrees not to enter into competitive endeavors and not to undertake any commercial activity which is contrary to the best interests of the Company or its affiliates, including, directly or indirectly, becoming an employee, consultant, owner (except for passive investments of not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of, or otherwise participating in the management, operation, control or profits of (a) any firm or person engaged in the operation of a business engaged in the acquisition of insurance businesses or (b) any firm or person which either directly competes with a line or lines of business of the Company accounting for five percent (5%) or more of the Company's gross sales, revenues or earnings before taxes or derives five percent (5%) or more of such firm's or person's gross sales, revenues or earnings before taxes from a line or lines of business which directly compete with the Company.

(b) If Executive's employment is terminated by Executive, or by reason of Executive's disability, by the Company for Cause, or pursuant to a Notice of Non-Renewal as outlined in Section 1.1, then for two (2) years after the Date of Termination, Executive agrees not to become, directly or indirectly, an employee, consultant, owner (except for passive investments of not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of, or otherwise to participate in the management, operation, control or profits of, any firm or person which directly competes with a business of the Company which at the Date of Termination produced any class of products or business accounting for five percent (5%) or more of the Company's gross sales, revenues or earnings before taxes at the Date of Termination.

(c) Executive acknowledges and agrees that damages for breach of the covenant not to compete in this Section 4.1 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company shall be entitled to an immediate injunction and restraining order (without the necessity of a bond) to prevent such breach or threatened or continued breach by Executive and any persons or entities acting for or with Executive, without having to prove damages, and to all costs and expenses (if a court or arbitrator determines that the Executive has breached the covenant not to compete in this Section 4.1, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled at law or in equity. It is agreed that the provisions of this covenant not to compete are reasonable and necessary for the operation of the Company and its subsidiaries. However, should any court or arbitrator determine that any provision of this covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties agree that this covenant not to compete should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

     4.2       CONFIDENTIALITY.  EXECUTIVE  SHALL  NOT  KNOWINGLY  DISCLOSE  OR
               ---------------
REVEAL TO ANY UNAUTHORIZED PERSON, DURING OR AFTER THE TERM, ANY TRADE SECRET OR OTHER CONFIDENTIAL INFORMATION (AS OUTLINED IN THE INDIANA UNIFORM TRADE SECRETS
ACT) RELATING TO THE COMPANY OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE BUSINESSES OR PRINCIPALS, AND EXECUTIVE CONFIRMS THAT SUCH INFORMATION IS THE EXCLUSIVE PROPERTY OF THE COMPANY AND ITS AFFILIATES. EXECUTIVE AGREES TO HOLD AS THE COMPANY'S PROPERTY ALL MEMORANDA, BOOKS, PAPERS, LETTERS AND OTHER DATA, AND ALL COPIES THEREOF OR THEREFROM, IN ANY WAY RELATING TO THE BUSINESS OF THE COMPANY AND ITS AFFILIATES, WHETHER MADE BY EXECUTIVE OR OTHERWISE COMING INTO EXECUTIVE'S POSSESSION AND, ON TERMINATION OF EXECUTIVE'S EMPLOYMENT, OR ON DEMAND OF THE COMPANY AT ANY TIME, TO DELIVER THE SAME TO THE COMPANY.

     ANY  IDEAS,  PROCESSES,  CHARACTERS,  PRODUCTIONS,  SCHEMES, TITLES, NAMES,
FORMATS, POLICIES, ADAPTATIONS, PLOTS, SLOGANS, CATCHWORDS, INCIDENTS, TREATMENT, AND DIALOGUE WHICH EXECUTIVE MAY CONCEIVE, CREATE, ORGANIZE, PREPARE OR PRODUCE DURING THE PERIOD OF EXECUTIVE'S EMPLOYMENT AND WHICH IDEAS, PROCESSES, ETC. RELATE TO ANY OF THE BUSINESSES OF THE COMPANY, SHALL BE OWNED BY THE COMPANY AND ITS AFFILIATES WHETHER OR NOT EXECUTIVE SHOULD IN FACT EXECUTE AN ASSIGNMENT THEREOF TO THE COMPANY, BUT EXECUTIVE AGREES TO EXECUTE ANY ASSIGNMENT THEREOF OR OTHER INSTRUMENT OR DOCUMENT WHICH MAY BE REASONABLY NECESSARY TO PROTECT AND SECURE SUCH RIGHTS TO THE COMPANY.
5.     MISCELLANEOUS

     5.1     Amendment.  This  Agreement  may be amended only in writing, signed
             ---------
by  both  parties.

     5.2     Entire Agreement.  This Agreement contains the entire understanding
             ----------------
of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard to the employment of Executive or the obligations of the Company or the Executive. This Agreement supersedes all prior employment contracts and non-competition agreements between the parties.

     5.3     Notices.  Any  notice  required  to  be  given under this Agreement
             -------
shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

     If  to  the  Company,  to:

     Symons  International  Group,  Inc.
Attention:  Secretary
4720  Kingsway  Drive
Indianapolis,  Indiana  46205

     AND

     Goran  Capital  Inc.
Attention:  Secretary
4720  Kingsway  Drive
Indianapolis,  Indiana  46205

     If  to  Executive,  to:

     Douglas  H.  Symons
7436  Glenvista  Place
Fishers,  Indiana   46038

or to such other addresses as one party may designate in writing to the other party from time to time.

     5.4     Waiver  of  Breach.  Any  waiver by either party of compliance with
             ------------------
any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     5.5     Due  Authority.  The  Company  represents  and  warrants  that  the
             --------------
execution of this Agreement and the performance by the Company of the terms and conditions of this Agreement have been duly and validly authorized by Company and, further, that no other authorization or consent is required to be obtained by Company for its performance hereunder.

     5.6     VALIDITY.  THE  INVALIDITY  OR UNENFORCEABILITY OF ANY PROVISION OF
             --------
THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

     5.7     Governing Law.  This Agreement shall be interpreted and enforced in
             -------------
accordance with the laws of the State of Indiana, without giving effect to conflict of law principles.

     5.8     Headings.  The  headings  of  articles  and  sections  herein  are
             --------
included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.9     Counterparts.  This  Agreement  may  be  executed  by either of the
             ------------
parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     5.10     SURVIVAL.  COMPANY'S  OBLIGATIONS  UNDER SECTIONS 3.1, 3.3 AND 3.5
              --------
AND EXECUTIVE'S OBLIGATIONS UNDER SECTION 4 SHALL SURVIVE THE TERMINATION AND EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THE SPECIFIC PROVISIONS OF THOSE PARAGRAPHS AND SECTIONS AND THIS AGREEMENT IN ITS ENTIRETY SHALL BE BINDING UPON, AND INURE TO THE BENEFIT OF, THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

     5.11     Miscellaneous.  No  provision  of  this Agreement may be modified,
              -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent time.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 25th day of April, 2003.

     SYMONS  INTERNATIONAL  GROUP,  INC.



     By:_________________________________

     Title:________________________________
GORAN  CAPITAL  INC.



     By:_________________________________

     Title:_______________________________


     DOUGLAS  H.  SYMONS
("EXECUTIVE")


     ___________________________________

                                                                          ------
                                                                       EXHIBIT A
                                                                       ---------

     AGREEMENT  OF  RELEASE  AND  WAIVER
     -----------------------------------

     This Agreement of Release and Waiver ("Release"), dated as of the date indicated below, is made and entered into by and between Douglas H. Symons ("Employee") and Symons International Group, Inc. ("SIG").

     WHEREAS, SIG maintains a policy of providing discretionary severance pay for certain of its employees in the event of termination of employment; and

     WHEREAS, the purpose of said Policy is to enable SIG, in its sole discretion, to provide protection against future unemployment by making severance pay benefits available to certain of its employees in the event of their termination of employment; and

     WHEREAS, pursuant to this Policy, Employee was offered discretionary severance pay by SIG in connection with Employee's termination of employment, receipt of which was conditioned, among other things, on Employee executing this Release.

     NOW, THEREFORE, in consideration of the severance payment in the amount of $_______________, less applicable federal and state deductions, and for other good and valuable consideration, Employee, for himself, his representatives, successors, and assigns, does hereby unconditionally and forever:

(a) waive any rights Employee may have and release and discharge SIG and each of its present or former affiliates, and each of SIG and its affiliates' respective subsidiaries, shareholders, officers, directors, employees, agents, successors and assigns of and from any and all claims, actions, causes of action, rights, demands, attorneys' fees, wages, bonus payments, penalties, debts or damages of every kind or nature whatsoever, arising out of or relating in any way to Employee's employment or termination of employment with SIG, including, without limitation, claims that Employee is entitled to receive additional compensation, bonus payments, or other benefits under any employee benefit plan or benefit arrangements of SIG, except for:

(i) Claims relating to medical, hospital or other benefits available under the terms of the SIG Medical Plan, by virtue of any valid election made by employee pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA");

(ii) Claims for amounts which are payable pursuant to the terms of the SIG Medical Plan to or on behalf of Employee with respect to medical expenses of Employee or Employee's dependents incurred on or before the date of Employee's termination of employment with SIG; and
(iii) Employee's entitlement to accrued and unpaid wages and vacation benefits, less applicable federal and state deductions, up to Employee's last date of employment with SIG.

(b) acknowledge and agree that Employee is forever releasing SIG from all claims arising on or before the date of execution of this Release that SIG has in any way discriminated against Employee by reason of Employee's age, race, sex, national origin, religion, physical or mental disability or any other legally protected status or condition. In this connection, Employee understands that in consideration of the payment referred to above, Employee will not file any federal, state or local lawsuit claiming discrimination and, in the event that such a lawsuit has been filed, Employee will withdraw such lawsuit.
Employee also waives the right to receive any financial benefit, including monetary recovery and/or reinstatement from any lawsuit, charge of discrimination or settlement related to such rights and claims as Employee hereby waives, whether the lawsuit or charge of discrimination is filed or the settlement is reached by a federal, state or local agency, or any other party or entity. Without limiting the foregoing, Employee hereby specifically releases SIG from any and all claims under Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination In Employment Act of 1967, the Rehabilitation Act of 1973, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993 and any other federal, state or local statute, rule or regulation precluding or relating to discrimination in employment;

(c) acknowledge and agree that Employee is forever releasing SIG from all claims arising on or before the date of execution of this Release that SIG breached any express or implied contractual or other obligation to Employee or that SIG unlawfully terminated or constructively discharged Employee, including, without limitation, any claims for wrongful discharge, breach of contract, or under any other contract theory of recovery;

(d) acknowledge and agree that Employee is forever releasing SIG from any and all tort claims arising on or before the date of execution of this Release, including, without limitation, claims for defamation, invasion of privacy, intentional or negligent infliction of emotion distress or under any other tort theory of recovery; and

(e)     agree  not  to  demand  or  apply for employment with SIG in the future.

Without limiting the foregoing, in consideration of the payment described above and the agreement by SIG not to disclose, without Employee's consent, any information to prospective employers about Employee other than the dates of Employee's employment and Employee's job title/position, Employee agrees to discharge and unconditionally release SIG from defamation claims related to Employee's termination of employment.

     In addition, Employee further acknowledges and agrees that Employee shall immediately repay the severance payment referred to above if Employee should ever breach any provision of this Release or this Release is found to be unenforceable. Employee also acknowledges and agrees that Employee shall pay to SIG the total amount of any and all attorney's fees and expenses that are incurred by SIG in enforcing any of the terms of this Release subsequent to the effective date of this Release.

     Employee further acknowledges and agrees that this Release and the consideration given by SIG are not to be construed as an admission by SIG of any liability whatsoever.

     In the event any one or more of the provisions contained in this Release shall for any reason be held to be invalid, illegal or unenforceable in any vent, such invalidity, illegality, or unenforceability shall not affect any other provision of this Release.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED THAT LEGAL COUNSEL COULD BE SOUGHT CONCERNING THIS DOCUMENT AND THAT EMPLOYEE HAS TWENTY-ONE (21) DAYS FROM RECEIPT OF THIS DOCUMENT WITHIN WHICH TO EXECUTE THIS AGREEMENT OF RELEASE AND WAIVER.

     EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS RELEASE AND FULLY UNDERSTANDS THAT BY EXECUTING THIS RELEASE EMPLOYEE IS RELEASING SIG FROM CLAIMS ARISING OUT OF OR IN CONNECTION WITH EMPLOYEE'S EMPLOYMENT AND/OR TERMINATION OF EMPLOYMENT WITH SIG. EMPLOYEE MAY REVOKE THIS AGREEMENT OF RELEASE AND WAIVER, IN WRITING, WITHIN SEVEN (7) DAYS FROM THE DATE OF EXECUTION HEREOF.

Dated  this  __________  day  of  ____________________,  20_____.


     EMPLOYEE:


     __________________________________________
Printed  Name:   Douglas  H.  Symons



Witness:_____________________________